SUPPLEMENT                                                       Rule 424 b(5)
TO PROSPECTUS SUPPLEMENT DATED July 28, 1997
(To Prospectus dated  May 27, 1997)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



               Mortgage Pass-Through Certificates, Series 1997-5
                                ---------------

The Class A-6 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.




Mortgage Pass-Through Certificates, Series 1997-5: The Class A-6 Certificates

o This supplement relates to the offering of the Class A-6 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-6 certificates. Additional information is contained in the prospectus supplement dated July 28, 1997 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 27, 1997. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the August 25, 2000, the class certificate balance of the Class A-6 certificates was approximately $6,784,934.21.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-6 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 14, 2000

                               THE MORTGAGE POOL

     As of August 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 538 Mortgage Loans having an aggregate Stated Principal Balance of approximately $113,084,619.05.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                             August 1, 2000
Total Number of Mortgage Loans...................................................                  538
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 2.97%
         60-90 days..............................................................                 0.56%
         91 days or more (excluding pending foreclosures)........................                 0.00%
                                                                                                  -----
         Total Delinquencies.....................................................                 3.53%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.93%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 4.46%
                                                                                                  =====


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Five (5) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.122 billion at May 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                                 As of
                                                                        At February 28, (29),                    May 31,
                                                      1997           1998           1999           2000          2000
                                                      ----           ----           ----           ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days.............................      0.65%          1.08%         1.03%           1.37%         1.33%
         60-89 days.............................      0.15           0.16          0.18            0.22          0.23
         90 days or more (excluding pending
              foreclosures).....................      0.16           0.16          0.12            0.16          0.16
                                                      ----           ----          ----            ----          ----
         Total of delinquencies.................      0.96%          1.40%         1.33.%          1.75%         1.75%
                                                      ====           ====          =====           ====          ====
Foreclosures pending............................      0.17%          0.17%         0.14%           0.16%         0.16%
                                                      ====           ====          ====            ====          ====
Total delinquencies and foreclosures pending          1.13%          1.57%         1.47%           1.92%         1.19%
                                                      ====           ====          ====            ====          ====
Net Gains/(Losses) on liquidated loans (1) .....  ($2,812,000)   ($2,662,000)  ($3,704,605)    ($3,076,240)  ($674,934)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ..............................     (0.032)%       (0.024)%      (0.028)%        (0.017)%      (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) .....................     (0.033)%       (0.027)%      (0.028)%        (0.018)%      (0.004)%


-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.9 billion at February 29, 2000 and to approximately $261.8 billion at May 31, 2000.


                                                                                                               As of
                                                                    At February 28, (29),                     May 31,
                                                       1997            1998           1999         2000        2000
                                                       ----            ----           ----         ----        ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%       2.75%
         60-89 days..............................      0.52           0.58            0.21          0.25        0.69
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32        0.69
                                                       ----           ----            ----          ----        ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%       4.12%
                                                       ====           ====            ====          ====        ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%       0.35%
                                                       ====           ====            ====          ====        ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%       4.48%
                                                       ====           ====            ====          ====        ====



                   DESCRIPTION OF THE CLASS A-6 CERTIFICATES

     The Class A-6 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-6 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of August 25, 2000(the "Certificate Date"), the Class Certificate Balance of the Class A-6 Certificates was approximately $6,784,934 evidencing a beneficial ownership interest of approximately 6.00% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $99,693,039 and evidenced in the aggregate a beneficial ownership interest of approximately 88.16% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $13,391,580, and evidenced in the aggregate a beneficial ownership interest of approximately 11.84% in the Trust Fund. For additional information with respect to the Class A-6 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


                                                                           Original Term to       Remaining Term to
                                                                             Maturity (in          Maturity (in
   Principal Balance          Mortgage Rate        Net Mortgage Rate            months)                months)
-------------------------  --------------------  -----------------------  -------------------  ---------------------
   $14,697,398.90            7.6696236845%            7.4106236845%               360                    321
   $98,387,220.15            8.1952512535%            7.9362512535%               360                    321


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-6 Certificates is $6,784,934.21 (ix) interest accrues on the Class A-6 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-6 Certificates is September 14, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be 0.5% per annum in month one, 1.0% per annum in month two, and increasing by 0.5% in each succeeding month until reaching a rate of 15% per annum in month 30 and remaining constant at 15% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Tables

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-6 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                                                    Percent of Class Certificate
                                                        Balance Outstanding*

                                                           Class A-6
                                                   SPA Prepayment Assumption
                                         -----------------------------------------------
          Distribution Date                0%      100%      250%      350%      500%
          -----------------                --      ----      ----      ----      ----
Initial Percent..................         127       127      127       127       127
September 2001...................         137       137      137        42         0
September 2002...................         147       147        0         0         0
September 2003...................         159       149        0         0         0
September 2004...................         171        76        0         0         0
September 2005...................         184        32        0         0         0
September 2006...................         198        12        0         0         0
September 2007...................         214        11        0         0         0
September 2008...................         230        10        0         0         0
September 2009...................         248        10        0         0         0
September 2010...................         261         9        0         0         0
September 2011...................         261         8        0         0         0
September 2012...................         261         7        0         0         0
September 2013...................         261         6        0         0         0
September 2014...................         261         6        0         0         0
September 2015...................         261         5        0         0         0
September 2016...................         261         5        0         0         0
September 2017...................         261         4        0         0         0
September 2018...................         243         3        0         0         0
September 2019...................         221         3        0         0         0
September 2020...................         197         2        0         0         0
September 2021...................         172         2        0         0         0
September 2022...................         145         2        0         0         0
September 2023...................         117         1        0         0         0
September 2024...................          86         1        0         0         0
September 2025...................          55         1        0         0         0
September 2026...................          23         0        0         0         0
September 2027...................           0         0        0         0         0
Weighted Average Life (years) **.          22.4       4.9      1.4       1.0       0.7


--------------------------
*   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,412,938, $50,000 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-6 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-6 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-6 Certificates.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-6 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Class A-6 Certificates will represent qualifying assets under Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-6 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-6 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-6 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Duff & Phelps Credit Rating Co. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-6 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                                   EXHIBIT 1

                                               Mortgage Rates(1)
-------------------------------------------------------------------------------------------
 Mortgage Rates (%)    Number of Mortgage   Aggregate Principal Balance     Percent of
                             Loans                  Outstanding            Mortgage Pool
-------------------------------------------------------------------------------------------
7.38                                  2                  $604,355.54             0.53%
7.50                                  9                $2,020,712.21             1.79%
7.63                                 15                $3,596,091.13             3.18%
7.75                                 34                $8,476,240.02             7.50%
7.88                                 65               $16,155,315.47            14.29%
8.00                                104               $24,185,584.58            21.39%
8.13                                 53               $11,545,015.07            10.21%
8.25                                 95               $20,236,156.16            17.89%
8.38                                 39                $7,201,824.65             6.37%
8.50                                 57                $9,459,469.18             8.36%
8.63                                 22                $3,774,919.59             3.34%
8.75                                 25                $3,709,023.84             3.28%
8.88                                  8                  $938,633.07             0.83%
9.00                                  4                  $459,917.01             0.41%
9.13                                  3                  $501,506.63             0.44%
9.38                                  2                  $153,865.15             0.14%
9.50                                  1                   $65,989.75             0.06%
-------------------------------------------------------------------------------------------
               Total                538              $113,084,619.05           100.00%
===========================================================================================


(1) As of Reference Date, the weighted average Gross Mortgage Rate of the Mortgage Loan is expected to be approximately 8.19% per annum and the weighted average mortgage rate net of LPMI is approximately 8.13% per annum.


                                  Current Mortgage Loan Balances(1)
------------------------------------------------------------------------------------------------
    Remaining Balance       Number of Mortgage    Aggregate Principal Balance     Percent of
                              Mortgage Loans              Outstanding              Mortgage
                                                                                     Pool
------------------------------------------------------------------------------------------------
$0--$50,000                               19                   $466,980.52            0.41%
$50,001--$100,000                         68                 $5,542,081.73            4.90%
$100,001--$150,000                       103                $12,976,902.99           11.48%
$150,001--$200,000                        61                $10,458,774.37            9.25%
$200,001--$250,000                       111                $25,474,240.24           22.53%
$250,001--$300,000                        85                $22,895,735.79           20.25%
$300,001--$350,000                        43                $13,780,943.88           12.19%
$350,001--$400,000                        19                 $7,053,647.16            6.24%
$400,001--$450,000                        11                 $4,646,360.03            4.11%
$450,001--$500,000                         7                 $3,327,033.81            2.94%
$500,001--$550,000                         5                 $2,654,546.09            2.35%
$600,001--$650,000                         5                 $3,100,903.69            2.74%
$650,001--$750,000                         1                   $706,468.75            0.62%
------------------------------------------------------------------------------------------------
                    Total                538               $113,084,619.05          100.00%
================================================================================================


(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $210,194.46.


                                       Original Loan-To-Value Ratios(1)
-------------------------------------------------------------------------------------------
     Original
   Loan-To-Value             Number of         Aggregate Principal              Percent of
    Ratios (%)            Mortgage Loans      Balance Outstanding            Mortgage Pool
-------------------------------------------------------------------------------------------
50.00 and below                       29                 $5,338,373.12             4.72%
 50.01 to 55.00                        3                   $554,928.44             0.49%
 55.01 to 60.00                       13                 $3,258,882.28             2.88%
 60.01 to 65.00                       15                 $3,608,484.54             3.19%
 65.01 to 70.00                       37                 $7,460,493.79             6.60%
 70.01 to 75.00                      120                $22,910,874.73            20.26%
 75.01 to 80.00                      133                $28,663,940.60            25.35%
 80.01 to 85.00                       19                 $4,322,701.34             3.82%
 85.01 to 90.00                       45                $10,646,200.00             9.41%
 90.01 to 95.00                      117                $25,047,049.24            22.15%
 95.01 to 99.99                        7                 $1,272,690.97             1.13%
-------------------------------------------------------------------------------------------
              Total                  538               $113,084,619.05           100.00%
===========================================================================================


(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 79.14%


                                      Documentation Program for Mortgage Loans

                              Number of             Aggregate Principal             Percent of
  Type of Program          Mortgage Loans           Balance Outstanding            Mortgage Pool
--------------------------------------------------------------------------------------------
Alternative                            190                 42,769,954.75             37.82%

Full                                   250                 58,881,050.87            52.07%

Reduced                                 40                  5,423,256.87             4.80%
No Income / No
Asset                                   58                  6,010,356.56             5.31%

-------------------------------------------------------------------------------------------
              Total                    538               $113,084,619.05           100.00%
===========================================================================================



                                       Type of Mortgaged Properties
-------------------------------------------------------------------------------------------
                            Number of         Aggregate Principal             Percent of
   Property Type         Mortgage Loans       Balance Outstanding            Mortgage Pool
-------------------------------------------------------------------------------------------
Single Family                      407                $89,940,087.78            76.17%
Condominium                         17                 $3,410,233.33             2.89%
High Rise Condo                      1                    $97,584.56             0.08%
2-4 Family                           4                   $979,289.99             0.83%
Planned Unit
Development                        109                $23,657,423.39            20.03%
-------------------------------------------------------------------------------------------
              Total                538               $118,084,619.05           100.00%
===========================================================================================



                                        Occupancy Types(1)
-------------------------------------------------------------------------------------------
                           Number of             Aggregate Principal          Percent of
     Occupancy          Mortgage Loans           Balance Outstanding         Mortgage Pool
-------------------------------------------------------------------------------------------
Primary Residence                  526               $110,075,261.69            97.34%
Second Residence                    12                 $3,009,357.36             2.66%
-------------------------------------------------------------------------------------------
              Total                538               $113,084,619.05           100.00%
===========================================================================================
(1)  Based upon representations of the related Mortgagors at the time of loan origination.



                               State Distribution of Mortgaged Properties(1)
-------------------------------------------------------------------------------------------
                           Number of              Aggregate principal            Percent of
       State            Mortgage Loans            Balance Outstanding          Mortgage Pool
-------------------------------------------------------------------------------------------
California                         128               $32,505,726.07             28.74%
Colorado                            23                $4,173,890.75              3.69%
Florida                             35                $5,236,840.26              4.63%
Hawaii                              11                $3,635,731.75              3.22%
Illinois                            13                $3,095,693.08              2.74%
Maryland                            14                $2,979,490.66              2.63%
Massachusetts                       11                $2,825,892.57              2.50%
New Jersey                          24                $3,733,129.47              3.30%
New York                            26                $5,974,416.15              5.28%
Pennsylvania                        16                $2,889,465.37              2.56%
Texas                               50               $11,875,717.15             10.50%
Virginia                            21                $5,839,508.73              5.16%
Washington                          24                $3,730,890.80              3.30%
Other (less than
2%)                                142               $24,588,226.24             21.74%
-------------------------------------------------------------------------------------------
             Total                 538              $113,084,619.05            100.00%
===========================================================================================


(1) Other includes 29 other states and the District of Columbia with under 2% concentration individually.


                                Purpose of Mortgage Loans
-------------------------------------------------------------------------------------------
                            Number of             Aggregate Principal           Percent of
   Loan Purpose           Mortgage Loans          Balance Outstanding         Mortgage Pool
-------------------------------------------------------------------------------------------
Purchase                             384              $79,953,850.08              70.70%
Refinance
(rate/term)                           98              $23,170,178.28              20.49%
Refinance (cash
out)                                  56               $9,960,590.69               8.81%
-------------------------------------------------------------------------------------------
              Total                  538             $113,084,619.05             100.00%
===========================================================================================



                                  Remaining Terms to Maturity(1)
-------------------------------------------------------------------------------------------
 Remaining
  Term to
  Maturity              Number of                  Aggregate Principal        Percent of
  (months)            Mortgage Loans               Balance Outstanding        Mortgage Pool
-------------------------------------------------------------------------------------------
324                                   5                  $942,274.26              0.83%
323                                   1                  $116,842.63              0.10%
322                                 251               $50,679,323.18             44.82%
321                                 155               $34,707,777.54             30.69%
320                                  84               $18,578,720.26             16.43%
319                                  25                $5,444,609.68              4.81%
318                                   6                $1,119,483.59              0.99%
317                                   1                  $116,633.82              0.10%
316                                   1                  $152,696.78              0.14%
306                                   1                   $72,945.12              0.06%
292                                   1                  $195,300.31              0.17%
262                                   1                   $96,070.20              0.08%
258                                   1                  $175,099.51              0.15%
202                                   3                  $612,044.12              0.54%
201                                   1                   $23,050.04              0.02%
200                                   1                   $51,748.01              0.05%
-------------------------------------------------------------------------------------------
              Total                 538              $113,084,619.05            100.00%
===========================================================================================


(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 320 months.


                               FICO Credit Scores by Ranges of Loan-to-Value Ratios(1)
----------------------------------------------------------------------------------------------------------
       FICO Credit               Number of                Aggregate            Weighted        Average
        Scores by                 Mortgage                Principal            Average        Principal
     Ranges of Loan-               Loans                   Balance             Loan-to-         Balance
     to-Value Ratios                                     Outstanding            Value        Outstanding
                                                                              Ratios (%)
----------------------------------------------------------------------------------------------------------
FICO Credit Score
-----------------
< 620
LTV < 70                                     8              1,924,449.46          65.29    $240,556.18
LTV > 70 & < 80                             16              3,610,984.63          76.18     225,686.54
LTV > 80 & < 90                             16              4,209,575.33          87.58     263,098.46
LTV > 90                                    13              3,088,894.11          94.98     237,607.24
                                            --         -----------------          -----     ----------
Sub-Total                                   53             12,833,903.53          82.81     242,149.12


Fico Credit Score
-----------------
> 620 & < 660
LTV < 70                                     6                948,784.77          56.87     158,130.80
LTV > 70 & < 80                             37              6,859,871.20          75.07     185,401.92
LTV > 80 & < 90                             17              3,641,716.63          87.25     214,218.63
LTV > 90                                    37              6,974,770.44          94.86     188,507.31
                                            --         -----------------          -----     ----------
Sub-Total                                   97             18,158,584.07          84.03     187,201.90

Fico Credit Score
-----------------
> 660
LTV < 70                                    79             16,098,826.47          57.33     203,782.61
LTV > 70 & < 80                            185             38,104,450.95          77.46     205,970.01
LTV > 80 & < 90                             26              5,667,283.62          87.86     217,972.45
LTV > 90                                    62             13,774,091.43          94.61     222,162.77
                                    ----------         -----------------          -----     ----------
Sub-Total                                  352             73,911,211.44          77.06     209,975.03

Not Available                               36              8,180,920.01          81.04     227,247.78
                                            --          ----------------          -----     ----------

Total                                      538           $113,084,619.05          79.14     $210,194.46
-----                                     ----          ----------------          -----    ------------


(1) The weighted average FICO credit score relating to the Mortgage Loans for which FICO credit scores are available is 642.

                                   EXHIBIT 2


------------------------------------------------------------
                       MORTGAGE PASS THROUGH CERTIFICATE
                            SERIES 1997-5, CWMBS INC
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1                  0.00    7.125000%             0.00          0.00            0.00       0.00       0.00
                        A2                  0.00    9.000000%             0.00          0.00            0.00       0.00       0.00
                        A3                  0.00    7.500000%             0.00          0.00            0.00       0.00       0.00
                        A4         15,398,427.03    7.500000%       819,534.63     96,240.17      915,774.80       0.00       0.00
                        A5          7,321,208.23    7.500000%        42,142.45     45,757.55       87,900.00       0.00       0.00
                        A6          6,742,791.76    7.500000%             0.00          0.00            0.00       0.00       0.00
                        A7         70,875,000.00    7.500000%             0.00    442,968.75      442,968.75       0.00       0.00
                        PO            180,757.65    0.000000%         5,610.89          0.00        5,610.89       0.00       0.00
                        X          99,062,817.52    0.436585%             0.00     36,041.10       36,041.10       0.00       0.00
                        B1          4,235,438.71    7.500000%         7,403.09     26,471.49       33,874.58       0.00       0.00
                        B2          4,234,920.91    7.500000%         7,402.19     26,468.26       33,870.44       0.00       0.00
                        B3          2,032,762.93    7.500000%         3,553.05     12,704.77       16,257.82       0.00       0.00
                        B4          1,016,381.47    7.500000%         1,776.53      6,352.38        8,128.91       0.00       0.00
                        B5          1,016,381.47    7.500000%         1,776.53      6,352.38        8,128.91       0.00       0.00
                        B6            882,457.02    7.500000%         1,542.44      5,515.36        7,057.80   3,308.23       0.00
Residual                AR                  0.00    7.500000%             0.00          0.00            0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        113,936,527.16     -              890,741.79    704,872.21    1,595,614.00   3,308.23     -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1                  0.00              0.00
                                A2                  0.00              0.00
                                A3                  0.00              0.00
                                A4         14,578,892.39              0.00
                                A5          7,279,065.78              0.00
                                A6          6,784,934.21              0.00
                                A7         70,875,000.00              0.00
                                PO            175,146.76              0.00
                                X          98,387,220.15              0.00
                                B1          4,228,035.62              0.00
                                B2          4,227,518.72              0.00
                                B3          2,029,209.88              0.00
                                B4          1,014,604.94              0.00
                                B5          1,014,604.94              0.00
                                B6            877,606.35              0.00
Residual                        AR                  0.00              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        113,084,619.59     -
--------------------------------------------------------------------------------

                             Payment Date: 08/25/00


          ------------------------------------------------------------
                       MORTGAGE PASS THROUGH CERTIFICATE
                            SERIES 1997-5, CWMBS INC
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1              0.00     7.125000% 1266914D3     0.000000      0.000000      0.000000
                           A2              0.00     9.000000% 1266914E1     0.000000      0.000000      0.000000
                           A3              0.00     7.500000% 1266914F8     0.000000      0.000000      0.000000
                           A4     15,398,427.03     7.500000% 1266914G6    37.449033      4.397741    666.189563
                           A5      7,321,208.23     7.500000% 1266914H4     4.857359      5.274038    838.988679
                           A6      6,742,791.76     7.500000% 1266914J0     0.000000      0.000000  1,259.267671
                           A7     70,875,000.00     7.500000% 1266914K7     0.000000      6.250000  1,000.000000
                           PO        180,757.65     0.000000% 1266914L5    15.981063      0.000000    498.857192
                           X      99,062,817.52     0.436585% 1266914M3     0.000000      0.113151    308.885323
                           B1      4,235,438.71     7.500000% 1266914P6     1.691874      6.049693    966.259061
                           B2      4,234,920.91     7.500000% 1266914Q4     1.691874      6.049693    966.259073
                           B3      2,032,762.93     7.500000% 1266914R2     1.691874      6.049694    966.259130
                           B4      1,016,381.47     7.500000% 1266915F7     1.691874      6.049694    966.259130
                           B5      1,016,381.47     7.500000% 1266915G5     1.691874      6.049694    966.259130
                           B6        882,457.02     7.500000% 1266915H3     1.468943      5.252550    835.788506
Residual                   AR              0.00     7.500000% 1266914N1     0.000000      0.003353      0.000000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     113,936,527.16       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                       MORTGAGE PASS THROUGH CERTIFICATE
                            SERIES 1997-5, CWMBS INC
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Aggregated stated principal balance  113,084,619.05   113,084,619.05
Aggregated loan count                           538              538
Aggregated average loan rate              8.189054%             8.19
Aggregated prepayment amount             624,854.61       624,854.61

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Monthly master servicing fees             23,230.46        23,230.46
Monthly sub servicer fees                  5,920.98         5,920.98
Monthly trustee fees                         854.52           854.52


Aggregate advances                              N/A              N/A
Advances this periods                     37,981.61        37,981.61

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                                             Total
                                                             -----
Net realized losses (this period)          3,308.23         3,308.23
Cumulative losses (from Cut-Off)          92,303.40        92,303.40

Coverage Amounts                                             Total
----------------                                             -----
Bankruptcy                                50,000.00        50,000.00
Fraud                                          0.00             0.00
Special Hazard                         1,412,937.50     1,412,937.50


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior          100.000000%           100.000000%            113,936,527.16
   -----------------------------------------------------------------------------
   Junior            0.000000%             0.000000%                      0.00
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                          16                 3,129,093.35
60 to 89 days                           3                   445,353.91
90 or more                              0                         0.00
Foreclosure                             5                 1,084,928.47

Totals:                                24                 4,659,375.73
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                115,792.17
Current Total Outstanding Number of Loans:                                 1

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            1,595,614.00          1,595,614.00
Principal remittance amount              890,741.79            890,741.79
Interest remittance amount               704,872.21            704,872.21